UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2008

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2008, Kohl’s Corporation (the “Company”) issued a press release announcing that the Board of Directors has increased the size of the Board to twelve members and has elected Peter Boneparth and Dale E. Jones to fill the new Board seats effective immediately.  Mr. Boneparth and Mr. Jones are expected to serve on the Board of Directors’ Governance & Nominating Committee.  A copy of the press release announcing the elections is attached as Exhibit 99.1 and incorporated herein by reference.

As non-employee directors of the Company, Mr. Boneparth and Mr. Jones will participate in the Company’s Outside Director Compensation Program, as described on Exhibit 10.26 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008.  Pursuant to the Outside Director Compensation Program, Mr. Boneparth and Mr. Jones are expected to receive stock options with a grant date fair value of $100,000 on June 13, 2008.  These stock options will have a ten-year term and will vest in full on the first anniversary of the date of grant.  The strike price of these options will be the closing price of the Company’s stock on June 13, 2008.

Neither Mr. Boneparth nor Mr. Jones has any arrangement or understanding with any persons pursuant to which he was elected to serve as a director, except as described herein.  Neither Mr. Boneparth nor Mr. Jones has any family relationship with any officer or director of the Company.  Further, neither Mr. Boneparth nor Mr. Jones has been involved in any related transactions or relationships with the Company as defined in Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Press Release dated May 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 1, 2008

KOHL’S CORPORATION

By:

/s/ Richard D. Schepp

Richard D. Schepp

Executive Vice President

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 1, 2008

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